SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2017

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1‑08323 (Commission File Number)	06‑1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2017, the Board of Directors of Cigna Corporation ("Cigna") approved, upon the recommendation of the People Resources Committee of the Board, compensation changes for David M. Cordani, President and Chief Executive Officer.  In addition, on July 25 and 26, 2017, the People Resources Committee approved compensation changes for Nicole S. Jones, Executive Vice President and General Counsel, and Jason D. Sadler, President, International Markets.  Mr. Cordani's and Mr. Sadler's Management Incentive Plan ("MIP") award target and Long-Term Incentive ("LTI") award targets were last increased in December 2014.  Ms. Jones' MIP target was last increased in December 2014, and her LTI target was last increased in December 2011.  Base salaries for Mr. Cordani, Ms. Jones and Mr. Sadler were last increased in March 2015.
Effective July 31, 2017, the base salary for Mr. Cordani, Ms. Jones and Mr. Sadler is $1,400,000, $630,000 and $650,000, respectively.  The target award for 2017 MIP for Mr. Cordani, Ms. Jones and Mr. Sadler is $2,800,000, $680,000 and $650,000, respectively.  The target for future LTI awards for Mr. Cordani, Ms. Jones and Mr. Sadler is $10,000,000, $1,690,000 and $1,500,000, respectively.  The changes to LTI targets do not impact outstanding LTI awards and do not represent new awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: July 31, 2017	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel